Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

IsoRay Medical, Inc., a Delaware corporation

IsoRay International LLC, a Washington limited liability company

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 25, 2012

ISORAY, INC., a Minnesota corporation

By /s/ Dwight Babcock

Dwight Babcock, Chief Executive Officer and Chairman

By /s/ Brien L. Ragle

Brien L. Ragle, Controller,

Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: October 25, 2012

/s/ Dwight Babcock

Dwight Babcock, Chief Executive Officer and Chairman

/s/ Brien L. Ragle

Brien L. Ragle, Controller,

Principal Financial and Accounting Officer

/s/ Robert Kauffman

Robert Kauffman, Director and Vice-Chairman

/s/ Thomas LaVoy

Thomas LaVoy, Director

/s/ Albert Smith

Albert Smith, Director